Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Laboratory Corporation of America Holdings’ Annual Report on Form 10-K/A for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Charlotte, North Carolina

May 12, 2016